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                                                                       EXHIBIT 1

[KPMG LOGO]

KPMG LLP                                    Telephone (416) 777-8500
CHARTERED ACCOUNTANTS                       Fax       (416) 777-8818
Suite 3300 Commerce Court West              Internet www.kpmg.ca
PO Box 31 Stn Commerce Court
Toronto ON M5L 1B2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
FNX Mining Company

We consent to the use of our reports, dated March 10, 2005, included in this annual report on Form 40-F.


/s/ KPMG LLP

Toronto, Canada
March 10, 2005